Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Second Quarter 2023

50th W. P. CAREY Anniversary

Investing for the Long Run®

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
CPA:18 – Global	Corporate Property Associates 18 – Global Incorporated
CESH	Carey European Student Housing Fund I, L.P.
Managed Programs	CPA:18 – Global (prior to the CPA:18 Merger on August 1, 2022) and CESH
U.S.	United States
ABR	Contractual minimum annualized base rent
SEC	Securities and Exchange Commission
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SOFR	Secured Overnight Financing Rate
SONIA	Sterling Overnight Index Average
TIBOR	Tokyo Interbank Offered Rate
CPA:18 Merger	Our merger with CPA:18 – Global, which was completed on August 1, 2022

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same-store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Second Quarter 2023

W. P. Carey Inc.
Overview – Second Quarter 2023

Summary Metrics
As of or for the three months ended June 30, 2023.

Financial Results
	Real Estate Segment
		Total (a)
Revenues, including reimbursable costs – consolidated ($000s)	$452,151	$452,578
Net income attributable to W. P. Carey ($000s)	144,686	144,620
Net income attributable to W. P. Carey per diluted share	0.67	0.67
Normalized pro rata cash NOI from real estate ($000s) (b) (c)	389,661	389,661
Adjusted EBITDA ($000s) (b) (c)	376,229	376,532
AFFO attributable to W. P. Carey ($000s) (b) (c)	292,896	293,306
AFFO attributable to W. P. Carey per diluted share (b) (c)	1.36	1.36

Dividends declared per share – current quarter		1.069
Dividends declared per share – current quarter annualized		4.276
Dividend yield – annualized, based on quarter end share price of $67.56		6.3%
Dividend payout ratio – for the six months ended June 30, 2023 (d)		79.7%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $67.56 ($000s)		$14,451,163
Pro rata net debt ($000s) (e)		8,558,583
Enterprise value ($000s)		23,009,746

Total consolidated debt ($000s)		8,615,925
Gross assets ($000s) (f)		20,846,864
Liquidity ($000s) (g)		1,857,727

Pro rata net debt to enterprise value (c)		37.2%
Pro rata net debt to adjusted EBITDA (annualized) (b) (c)		5.7x
Total consolidated debt to gross assets		41.3%
Total consolidated secured debt to gross assets		4.8%
Cash interest expense coverage ratio (b) (c)		5.7x

Weighted-average interest rate (c)		3.3%
Weighted-average debt maturity (years) (c)		3.9

Moody's Investors Service – issuer rating		Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating		BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (h)		$1,469,750
ABR – unencumbered portfolio (% / $000s) (h) (i)	90.3% /	$1,327,621
Number of net-leased properties		1,475
Number of operating properties (j)		100
Number of tenants – net-leased properties		398

ABR from top ten tenants as a % of total ABR – net-leased properties		19.0%
ABR from investment grade tenants as a % of total ABR – net-leased properties (k)		29.9%
Contractual same-store growth (l)		4.3%

Net-leased properties – square footage (millions)		180.0

Occupancy – net-leased properties		99.0%
Weighted-average lease term (years)		11.2

Investment volume – current quarter ($000s)		$760,695
Dispositions – current quarter ($000s)		5,496

Maximum commitment for capital investments and commitments expected to be completed during 2023 ($000s)		51,381
Construction loan funding expected to be completed during 2023 ($000s)		45,042
Total capital investments, commitments and construction loan funding expected to be completed during 2023 ($000s)		96,423
________

Investing for the Long Run® | 1

W. P. Carey Inc.
Overview – Second Quarter 2023

(a)Includes immaterial amounts from our Investment Management segment.
(b)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(c)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(d)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(e)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(f)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $1.1 billion and above-market rent intangible assets of $509.2 million.
(g)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our equity forward sale agreements.
(h)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(i)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(j)Comprised of 85 self-storage properties, 13 hotels and two student housing properties.
(k)Percentage of portfolio is based on ABR, as of June 30, 2023. Includes tenants or guarantors with investment grade ratings (21.9%) and subsidiaries of non-guarantor parent companies with investment grade ratings (8.0%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(l)See the Same-Store Analysis section for a description of contractual same-store growth.

Investing for the Long Run® | 2

W. P. Carey Inc.
Overview – Second Quarter 2023

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Normalized Pro Rata Cash NOI (a) (b)	Three Months Ended Jun. 30, 2023	Year-to-Date Jun. 30, 2023
Net lease properties	$364,407	$700,867
Self-storage and other operating properties (c)	25,254	46,376
Total normalized pro rata cash NOI (a) (b)	$389,661	$747,243

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Jun. 30, 2023
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)		$157,325
Cash and cash equivalents		204,103
Las Vegas retail complex construction loan (e)		220,088
Other secured loans receivable, net		39,250
Other assets, net:
Investment in shares of Lineage Logistics (a cold storage REIT)		$404,921
Straight-line rent adjustments		328,642
Restricted cash, including escrow		82,184
Deferred charges		63,821
Office lease right-of-use assets, net		56,372
Non-rent tenant and other receivables		51,482
Taxes receivable		45,958
Securities and derivatives		29,459
Prepaid expenses		28,615
Deferred income taxes		19,213
Leasehold improvements, furniture and fixtures		14,431
Rent receivables (f)		4,774
Due from affiliates		674
Other		24,399
Total other assets, net		$1,154,945

Liabilities
Total pro rata debt outstanding (b) (g)		$8,762,686
Dividends payable		232,461
Deferred income taxes		179,449
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$152,454
Prepaid and deferred rents		151,931
Operating lease liabilities		145,564
Tenant security deposits		90,942
Accrued taxes payable		47,201
Other		55,738
Total accounts payable, accrued expenses and other liabilities		$643,830
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Other operating properties include 13 hotels and two student housing properties.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Comprised of rent receivables that were substantially collected as of the date of this report.
(g)Excludes unamortized discount, net totaling $34.7 million and unamortized deferred financing costs totaling $23.9 million as of June 30, 2023.

Investing for the Long Run® | 3

W. P. Carey Inc.
Financial Results
Second Quarter 2023

Investing for the Long Run® | 4

W. P. Carey Inc.
Financial Results – Second Quarter 2023

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Revenues
Real Estate:
Lease revenues	$369,124	$352,336	$347,636	$331,902	$314,354
Income from finance leases and loans receivable	27,311	20,755	17,472	20,637	17,778
Operating property revenues	50,676	40,886	28,951	21,350	5,064
Other lease-related income	5,040	13,373	8,083	8,192	2,591
	452,151	427,350	402,142	382,081	339,787
Investment Management:
Asset management revenue	303	339	383	1,197	3,467
Reimbursable costs from affiliates	124	101	104	344	1,143
	427	440	487	1,541	4,610
	452,578	427,790	402,629	383,622	344,397
Operating Expenses
Depreciation and amortization	143,548	156,409	140,749	132,181	115,080
Operating property expenses	26,919	21,249	11,719	9,357	3,191
General and administrative	24,788	26,448	22,728	22,299	20,841
Reimbursable tenant costs	20,523	21,976	21,084	18,874	16,704
Stock-based compensation expense	8,995	7,766	9,739	5,511	9,758
Property expenses, excluding reimbursable tenant costs	5,371	12,772	13,879	11,244	11,851
Merger and other expenses	1,419	24	2,058	17,667	1,984
Reimbursable costs from affiliates	124	101	104	344	1,143
Impairment charges — real estate	—	—	12,734	—	6,206
Impairment charges — Investment Management goodwill (a)	—	—	—	29,334	—
	231,687	246,745	234,794	246,811	186,758
Other Income and Expenses
Interest expense	(75,488)	(67,196)	(67,668)	(59,022)	(46,417)
Non-operating income (b)	4,509	4,626	6,526	9,263	5,974
Earnings from equity method investments	4,355	5,236	6,032	11,304	7,401
Gain (loss) on sale of real estate, net (c)	1,808	177,749	5,845	(4,736)	31,119
Other gains and (losses) (d)	(1,366)	8,100	97,059	(15,020)	(21,746)
Gain on change in control of interests (e)	—	—	—	33,931	—
	(66,182)	128,515	47,794	(24,280)	(23,669)
Income before income taxes	154,709	309,560	215,629	112,531	133,970
Provision for income taxes	(10,129)	(15,119)	(6,126)	(8,263)	(6,252)
Net Income	144,580	294,441	209,503	104,268	127,718
Net loss (income) attributable to noncontrolling interests	40	(61)	35	660	(40)
Net Income Attributable to W. P. Carey	$144,620	$294,380	$209,538	$104,928	$127,678

Basic Earnings Per Share	$0.67	$1.39	$1.00	$0.52	$0.66
Diluted Earnings Per Share	$0.67	$1.39	$1.00	$0.51	$0.66
Weighted-Average Shares Outstanding
Basic	215,075,114	211,951,930	209,281,888	203,093,553	194,019,451
Diluted	215,184,485	212,345,047	209,822,650	204,098,116	194,763,695

Dividends Declared Per Share	$1.069	$1.067	$1.065	$1.061	$1.059
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended June 30, 2023 is comprised of realized gains on foreign currency exchange derivatives of $3.7 million and interest income on deposits of $0.8 million.
(c)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a related party of a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(d)Amount for the three months ended June 30, 2023 is primarily comprised of net losses on foreign currency exchange rate movements of $(1.1) million.
(e)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.

Investing for the Long Run® | 5

W. P. Carey Inc.
Financial Results – Second Quarter 2023

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Revenues
Lease revenues	$369,124	$352,336	$347,636	$331,902	$314,354
Income from finance leases and loans receivable	27,311	20,755	17,472	20,637	17,778
Operating property revenues	50,676	40,886	28,951	21,350	5,064
Other lease-related income	5,040	13,373	8,083	8,192	2,591
	452,151	427,350	402,142	382,081	339,787
Operating Expenses
Depreciation and amortization	143,548	156,409	140,749	132,181	115,080
Operating property expenses	26,919	21,249	11,719	9,357	3,191
General and administrative	24,788	26,448	22,728	22,299	20,841
Reimbursable tenant costs	20,523	21,976	21,084	18,874	16,704
Stock-based compensation expense	8,995	7,766	9,739	5,511	9,758
Property expenses, excluding reimbursable tenant costs	5,371	12,772	13,879	11,244	11,851
Merger and other expenses	1,419	24	2,058	17,667	1,984
Impairment charges — real estate	—	—	12,734	—	6,206
	231,563	246,644	234,690	217,133	185,615
Other Income and Expenses
Interest expense	(75,488)	(67,196)	(67,668)	(59,022)	(46,417)
Non-operating income	4,509	4,613	6,508	9,264	5,975
Earnings (losses) from equity method investments in real estate	4,355	5,236	6,032	6,447	4,529
Gain (loss) on sale of real estate, net (a)	1,808	177,749	5,845	(4,736)	31,119
Other gains and (losses) (b)	(890)	7,586	96,846	(13,960)	(20,155)
Gain on change in control of interests (c)	—	—	—	11,405	—
	(65,706)	127,988	47,563	(50,602)	(24,949)
Income before income taxes	154,882	308,694	215,015	114,346	129,223
Provision for income taxes	(10,236)	(15,402)	(4,908)	(3,631)	(5,955)
Net Income from Real Estate	144,646	293,292	210,107	110,715	123,268
Net loss (income) attributable to noncontrolling interests	40	(61)	35	660	(40)
Net Income from Real Estate Attributable to W. P. Carey	$144,686	$293,231	$210,142	$111,375	$123,228

Basic Earnings Per Share	$0.67	$1.38	$1.00	$0.55	$0.64
Diluted Earnings Per Share	$0.67	$1.38	$1.00	$0.54	$0.64
Weighted-Average Shares Outstanding
Basic	215,075,114	211,951,930	209,281,888	203,093,553	194,019,451
Diluted	215,184,485	212,345,047	209,822,650	204,098,116	194,763,695
________
(a)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a related party of a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(b)Amount for the three months ended June 30, 2023 is primarily comprised of net losses on foreign currency exchange rate movements of $(1.1) million.
(c)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.

Investing for the Long Run® | 6

W. P. Carey Inc.
Financial Results – Second Quarter 2023

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Revenues
Asset management revenue	$303	$339	$383	$1,197	$3,467
Reimbursable costs from affiliates	124	101	104	344	1,143
	427	440	487	1,541	4,610
Operating Expenses
Reimbursable costs from affiliates	124	101	104	344	1,143
Impairment charges — Investment Management goodwill (a)	—	—	—	29,334	—
	124	101	104	29,678	1,143
Other Income and Expenses
Other gains and (losses)	(476)	514	213	(1,060)	(1,591)
Non-operating income (loss)	—	13	18	(1)	(1)
Gain on change in control of interests (b)	—	—	—	22,526	—
Earnings from equity method investments in the Managed Programs	—	—	—	4,857	2,872
	(476)	527	231	26,322	1,280
(Loss) income before income taxes	(173)	866	614	(1,815)	4,747
Benefit from (provision for) income taxes	107	283	(1,218)	(4,632)	(297)
Net (Loss) Income from Investment Management Attributable to W. P. Carey	$(66)	$1,149	$(604)	$(6,447)	$4,450

Basic Earnings (Loss) Per Share	$0.00	$0.01	$0.00	$(0.03)	$0.02
Diluted Earnings (Loss) Per Share	$0.00	$0.01	$0.00	$(0.03)	$0.02
Weighted-Average Shares Outstanding
Basic	215,075,114	211,951,930	209,281,888	203,093,553	194,019,451
Diluted	215,184,485	212,345,047	209,822,650	204,098,116	194,763,695
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.

Investing for the Long Run® | 7

W. P. Carey Inc.
Financial Results – Second Quarter 2023

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Net income attributable to W. P. Carey	$144,620	$294,380	$209,538	$104,928	$127,678
Adjustments:
Depreciation and amortization of real property	142,932	155,868	140,157	131,628	114,333
(Gain) loss on sale of real estate, net (a)	(1,808)	(177,749)	(5,845)	4,736	(31,119)
Impairment charges — real estate	—	—	12,734	—	6,206
Gain on change in control of interests (b)	—	—	—	(33,931)	—
Impairment charges — Investment Management goodwill (c)	—	—	—	29,334	—
Proportionate share of adjustments to earnings from equity method investments (d)	2,883	2,606	2,296	2,242	2,934
Proportionate share of adjustments for noncontrolling interests (e)	(268)	(299)	(294)	(189)	(4)
Total adjustments	143,739	(19,574)	149,048	133,820	92,350
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	288,359	274,806	358,586	238,748	220,028
Adjustments:
Straight-line and other leasing and financing adjustments	(19,086)	(15,050)	(14,766)	(14,326)	(14,492)
Stock-based compensation	8,995	7,766	9,739	5,511	9,758
Above- and below-market rent intangible lease amortization, net	8,824	10,861	8,652	11,186	10,548
Amortization of deferred financing costs	5,904	4,940	5,705	5,223	3,147
Tax (benefit) expense – deferred and other	(2,723)	4,366	(3,325)	1,163	(355)
Merger and other expenses	1,419	24	2,058	17,667	1,984
Other (gains) and losses (g)	1,366	(8,100)	(97,059)	15,020	21,746
Other amortization and non-cash items	527	472	490	359	530
Proportionate share of adjustments to earnings from equity method investments (d)	(255)	(926)	(319)	(2,156)	1,486
Proportionate share of adjustments for noncontrolling interests (e)	(24)	60	(85)	(673)	(6)
Total adjustments	4,947	4,413	(88,910)	38,974	34,346
AFFO Attributable to W. P. Carey (f)	$293,306	$279,219	$269,676	$277,722	$254,374

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$288,359	$274,806	$358,586	$238,748	$220,028
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$1.34	$1.29	$1.70	$1.17	$1.13
AFFO attributable to W. P. Carey (f)	$293,306	$279,219	$269,676	$277,722	$254,374
AFFO attributable to W. P. Carey per diluted share (f)	$1.36	$1.31	$1.29	$1.36	$1.31
Diluted weighted-average shares outstanding	215,184,485	212,345,047	209,822,650	204,098,116	194,763,695
________
(a)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a related party of a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(b)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(g)Amount for the three months ended June 30, 2023 is primarily comprised of net losses on foreign currency exchange rate movements of $(1.1) million.

Investing for the Long Run® | 8

W. P. Carey Inc.
Financial Results – Second Quarter 2023

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Net income from Real Estate attributable to W. P. Carey	$144,686	$293,231	$210,142	$111,375	$123,228
Adjustments:
Depreciation and amortization of real property	142,932	155,868	140,157	131,628	114,333
(Gain) loss on sale of real estate, net (a)	(1,808)	(177,749)	(5,845)	4,736	(31,119)
Impairment charges — real estate	—	—	12,734	—	6,206
Gain on change in control of interests (b)	—	—	—	(11,405)	—
Proportionate share of adjustments to earnings from equity method investments (c)	2,883	2,606	2,296	2,242	2,934
Proportionate share of adjustments for noncontrolling interests (d)	(268)	(299)	(294)	(189)	(4)
Total adjustments	143,739	(19,574)	149,048	127,012	92,350
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	288,425	273,657	359,190	238,387	215,578
Adjustments:
Straight-line and other leasing and financing adjustments	(19,086)	(15,050)	(14,766)	(14,326)	(14,492)
Stock-based compensation	8,995	7,766	9,739	5,511	9,758
Above- and below-market rent intangible lease amortization, net	8,824	10,861	8,652	11,186	10,548
Amortization of deferred financing costs	5,904	4,940	5,705	5,223	3,147
Tax (benefit) expense – deferred and other	(2,723)	4,366	(3,862)	(2,789)	(324)
Merger and other expenses	1,419	24	2,058	17,667	1,984
Other (gains) and losses (f)	890	(7,586)	(96,846)	13,960	20,155
Other amortization and non-cash items	527	472	490	359	530
Proportionate share of adjustments to earnings from equity method investments (c)	(255)	(926)	(320)	(938)	368
Proportionate share of adjustments for noncontrolling interests (d)	(24)	60	(85)	(673)	(6)
Total adjustments	4,471	4,927	(89,235)	35,180	31,668
AFFO Attributable to W. P. Carey – Real Estate (e)	$292,896	$278,584	$269,955	$273,567	$247,246

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$288,425	$273,657	$359,190	$238,387	$215,578
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.34	$1.29	$1.70	$1.17	$1.11
AFFO attributable to W. P. Carey – Real Estate (e)	$292,896	$278,584	$269,955	$273,567	$247,246
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.36	$1.31	$1.29	$1.34	$1.27
Diluted weighted-average shares outstanding	215,184,485	212,345,047	209,822,650	204,098,116	194,763,695
________
(a)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a related party of a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(f)Amount for the three months ended June 30, 2023 is primarily comprised of net losses on foreign currency exchange rate movements of $(1.1) million.

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W. P. Carey Inc.
Financial Results – Second Quarter 2023

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Net (loss) income from Investment Management attributable to W. P. Carey	$(66)	$1,149	$(604)	$(6,447)	$4,450
Adjustments:
Impairment charges — Investment Management goodwill (a)	—	—	—	29,334	—
Gain on change in control of interests (b)	—	—	—	(22,526)	—
Total adjustments	—	—	—	6,808	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (c)	(66)	1,149	(604)	361	4,450
Adjustments:
Other (gains) and losses	476	(514)	(213)	1,060	1,591
Tax expense (benefit) – deferred and other	—	—	537	3,952	(31)
Proportionate share of adjustments to earnings from equity method investments (d)	—	—	1	(1,218)	1,118
Total adjustments	476	(514)	325	3,794	2,678
AFFO Attributable to W. P. Carey – Investment Management (c)	$410	$635	$(279)	$4,155	$7,128

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (c)	$(66)	$1,149	$(604)	$361	$4,450
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (c)	$0.00	$0.00	$0.00	$0.00	$0.02
AFFO attributable to W. P. Carey – Investment Management (c)	$410	$635	$(279)	$4,155	$7,128
AFFO attributable to W. P. Carey per diluted share – Investment Management (c)	$0.00	$0.00	$0.00	$0.02	$0.04
Diluted weighted-average shares outstanding	215,184,485	212,345,047	209,822,650	204,098,116	194,763,695
________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

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W. P. Carey Inc.
Financial Results – Second Quarter 2023

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended June 30, 2023.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$4,412	$(387)	$(12,519)	(c)
Income from finance leases and loans receivable	—	—	494
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	2,392	—	—
Student housing revenues	—	(143)	—
Other lease-related income	6	—	—

Investment Management:
Asset management revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	2,728	(268)	(145,480)	(d)
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	841	—	(28)
Student housing expenses	—	(61)	—
General and administrative	—	—	—
Reimbursable tenant costs	265	(63)	—
Stock-based compensation expense	—	—	(8,995)	(e)
Property expenses, excluding reimbursable tenant costs	117	(24)	(409)	(e)
Merger and other expenses	—	—	(1,419)
Reimbursable costs from affiliates	—	—	—

Other Income and Expenses
Interest expense	(395)	92	5,902	(f)
Non-operating income	21	(4)	—
Earnings from equity method investments:
Income related to joint ventures	(2,481)	—	1,602	(g)
Gain on sale of real estate, net	—	—	(1,808)
Other gains and (losses)	64	38	1,263	(h)

Provision for income taxes	(68)	(58)	(2,579)	(i)
Net income attributable to noncontrolling interests	—	46	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $8.8 million and the elimination of non-cash amounts related to straight-line rent and other of $21.3 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(g)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(h)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized gains (losses) on foreign currency exchange rate movements, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and finance leases, and other items.
(i)Primarily represents the elimination of deferred taxes.

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W. P. Carey Inc.
Financial Results – Second Quarter 2023

Capital Expenditures
In thousands. For the three months ended June 30, 2023.

Tenant Improvements and Leasing Costs
Tenant improvements	$3,394
Leasing costs	4,550
Tenant Improvements and Leasing Costs	7,944

Maintenance Capital Expenditures
Net-lease properties	452
Operating properties	1,061
Maintenance Capital Expenditures	1,513

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$9,457

Non-Maintenance Capital Expenditures
Net-lease properties	$7
Operating properties	—
Non-Maintenance Capital Expenditures	$7

Other Capital Expenditures
Net-lease properties	$683
Operating properties	—
Other Capital Expenditures	$683

Investing for the Long Run® | 12

W. P. Carey Inc.
Balance Sheets and Capitalization
Second Quarter 2023

Investing for the Long Run® | 13

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2023

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	June 30, 2023	December 31, 2022
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$13,563,837	$13,338,857
Land, buildings and improvements — operating properties	1,334,501	1,095,892
Net investments in finance leases and loans receivable	1,222,439	771,761
In-place lease intangible assets and other	2,748,013	2,659,750
Above-market rent intangible assets	806,619	833,751
Investments in real estate	19,675,409	18,700,011
Accumulated depreciation and amortization (a)	(3,378,385)	(3,269,057)
Assets held for sale, net	43,002	57,944
Net investments in real estate	16,340,026	15,488,898
Equity method investments	340,285	327,502
Cash and cash equivalents	204,103	167,996
Other assets, net	1,154,945	1,080,227
Goodwill	1,036,966	1,037,412
Total assets	$19,076,325	$18,102,035

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,978,294	$5,916,400
Unsecured term loans, net	1,113,491	552,539
Unsecured revolving credit facility	528,705	276,392
Non-recourse mortgages, net	995,435	1,132,417
Debt, net	8,615,925	7,877,748
Accounts payable, accrued expenses and other liabilities	643,830	623,843
Below-market rent and other intangible liabilities, net	157,728	184,584
Deferred income taxes	179,449	178,959
Dividends payable	232,461	228,257
Total liabilities	9,829,393	9,093,391

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 213,901,170 and 210,620,949 shares, respectively, issued and outstanding	214	211
Additional paid-in capital	11,959,060	11,706,836
Distributions in excess of accumulated earnings	(2,510,816)	(2,486,633)
Deferred compensation obligation	62,046	57,012
Accumulated other comprehensive loss	(279,931)	(283,780)
Total stockholders' equity	9,230,573	8,993,646
Noncontrolling interests	16,359	14,998
Total equity	9,246,932	9,008,644
Total liabilities and equity	$19,076,325	$18,102,035
________
(a)Includes $1.8 billion and $1.7 billion of accumulated depreciation on buildings and improvements as of June 30, 2023 and December 31, 2022, respectively, and $1.6 billion of accumulated amortization on lease intangibles as of both June 30, 2023 and December 31, 2022.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2023

Capitalization
In thousands, except share and per share amounts. As of June 30, 2023.

Description	Shares	Share Price	Market Value
Equity
Common equity	213,901,170	$67.56	$14,451,163
Preferred equity			—
Total Equity Market Capitalization			14,451,163

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,091,262
Unsecured term loans (due February 20, 2025)			575,444
Unsecured term loans (due April 24, 2026)			543,300
Unsecured revolving credit facility (due February 20, 2025)			528,705
Senior unsecured notes:
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			543,300
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			543,300
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			543,300
Due April 15, 2028 (EUR)			543,300
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			162,990
Due June 1, 2030 (EUR)			570,465
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due September 28, 2032 (EUR)			217,320
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			8,762,686

Total Capitalization			$23,213,849
________
(a)Excludes unamortized discount, net totaling $34.7 million and unamortized deferred financing costs totaling $23.9 million as of June 30, 2023.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2023

Debt Overview
Dollars in thousands. Pro rata. As of June 30, 2023.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed (d)	$661,226	4.8%	$221,317	2.7%	$45,589	4.2%	$928,132	10.6%	4.3%	1.5
Variable:
Floating	—	—%	112,330	5.0%	39,613	4.6%	151,943	1.8%	4.9%	1.2
Capped	—	—%	11,187	4.6%	—	—%	11,187	0.1%	4.6%	0.1
Total Pro Rata Non-Recourse Debt	661,226	4.8%	344,834	3.5%	85,202	4.4%	1,091,262	12.5%	4.3%	1.5

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	5.7%	4.6%	0.8
Due July 19, 2024	—	—%	543,300	2.3%	—	—%	543,300	6.2%	2.3%	1.1
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	5.1%	4.0%	1.6
Due April 9, 2026	—	—%	543,300	2.3%	—	—%	543,300	6.2%	2.3%	2.8
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.0%	4.3%	3.3
Due April 15, 2027	—	—%	543,300	2.1%	—	—%	543,300	6.2%	2.1%	3.8
Due April 15, 2028	—	—%	543,300	1.4%	—	—%	543,300	6.2%	1.4%	4.8
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	3.7%	3.9%	6.0
Due September 28, 2029	—	—%	162,990	3.4%	—	—%	162,990	1.9%	3.4%	6.3
Due June 1, 2030	—	—%	570,465	1.0%	—	—%	570,465	6.5%	1.0%	6.9
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	5.7%	2.4%	7.6
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	4.0%	2.5%	8.6
Due September 28, 2032	—	—%	217,320	3.7%	—	—%	217,320	2.5%	3.7%	9.3
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	4.8%	2.3%	9.8
Total Senior Unsecured Notes	2,900,000	3.4%	3,123,975	2.0%	—	—%	6,023,975	68.7%	2.7%	4.8
Swapped to Fixed:
Unsecured term loans (due April 24, 2026) (e)	—	—%	543,300	4.3%	—	—%	543,300	6.2%	4.3%	2.8
Variable:
Unsecured term loans (due February 20, 2025) (f)	—	—%	233,619	4.4%	341,825	5.8%	575,444	6.6%	5.3%	1.6
Unsecured revolving credit facility (due February 20, 2025) (g)	110,000	5.9%	402,042	4.2%	16,663	0.9%	528,705	6.0%	4.5%	1.6
Total Recourse Debt	3,010,000	3.5%	4,302,936	2.6%	358,488	5.6%	7,671,424	87.5%	3.1%	4.2

Total Pro Rata Debt Outstanding	$3,671,226	3.7%	$4,647,770	2.7%	$443,690	5.3%	$8,762,686	100.0%	3.3%	3.9
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $34.7 million and unamortized deferred financing costs totaling $23.9 million as of June 30, 2023.
(d)Includes $155.4 million of non-recourse mortgage debt which is swapped to fixed-rate through mortgage maturity.
(e)Interest rate swap expiration date is December 31, 2024.
(f)We incurred interest at SONIA or EURIBOR, plus 0.85% for both base rates, on our Unsecured term loans. SONIA includes a spread adjustment of 0.0326%.
(g)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR, SOFR or TIBOR, plus 0.775% for all base rates. Each has a floor of 0.00% under the terms of our credit agreement. SOFR includes a spread adjustment of 0.10%. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.3 billion as of June 30, 2023.

Investing for the Long Run® | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2023

Debt Maturity
Dollars in thousands. Pro rata. As of June 30, 2023.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2023	14	$36,648	4.4%	$265,329	$265,706	3.0%
2024	51	38,165	3.9%	254,065	258,581	3.0%
2025	48	46,219	4.4%	404,494	422,744	4.8%
2026	20	17,937	4.9%	97,760	113,664	1.3%
2027	1	—	4.3%	21,450	21,450	0.3%
2031	1	1,054	6.0%	—	2,792	—%
2033	1	1,375	5.6%	1,671	3,777	0.1%
2039	1	731	5.3%	—	2,548	—%
Total Pro Rata Non-Recourse Debt	137	$142,129	4.3%	$1,044,769	1,091,262	12.5%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD)			4.6%		500,000	5.7%
Due July 19, 2024 (EUR)			2.3%		543,300	6.2%
Due February 1, 2025 (USD)			4.0%		450,000	5.1%
Due April 9, 2026 (EUR)			2.3%		543,300	6.2%
Due October 1, 2026 (USD)			4.3%		350,000	4.0%
Due April 15, 2027 (EUR)			2.1%		543,300	6.2%
Due April 15, 2028 (EUR)			1.4%		543,300	6.2%
Due July 15, 2029 (USD)			3.9%		325,000	3.7%
Due September 28, 2029 (EUR)			3.4%		162,990	1.9%
Due June 1, 2030 (EUR)			1.0%		570,465	6.5%
Due February 1, 2031 (USD)			2.4%		500,000	5.7%
Due February 1, 2032 (USD)			2.5%		350,000	4.0%
Due September 28, 2032 (EUR)			3.7%		217,320	2.5%
Due April 1, 2033 (USD)			2.3%		425,000	4.8%
Total Senior Unsecured Notes			2.7%		6,023,975	68.7%
Swapped to Fixed:
Unsecured term loans (due April 24, 2026) (d)			4.3%		543,300	6.2%
Variable:
Unsecured term loans (due February 20, 2025) (e)			5.3%		575,444	6.6%
Unsecured revolving credit facility (due February 20, 2025) (f)			4.5%		528,705	6.0%
Total Recourse Debt			3.1%		7,671,424	87.5%

Total Pro Rata Debt Outstanding			3.3%		$8,762,686	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $34.7 million and unamortized deferred financing costs totaling $23.9 million as of June 30, 2023.
(d)Interest rate swap expiration date is December 31, 2024.
(e)We incurred interest at SONIA or EURIBOR, plus 0.85% for both base rates, on our Unsecured term loans. SONIA includes a spread adjustment of 0.0326%.
(f)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR, SOFR, or TIBOR, plus 0.775% for all base rates. Each has a floor of 0.00% under the terms of our credit agreement. SOFR includes a spread adjustment of 0.10%. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.3 billion as of June 30, 2023.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2023

Senior Unsecured Notes
As of June 30, 2023.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB+	Stable	BBB+

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Jun. 30, 2023
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	40.9%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	4.7%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.2x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	234.2%

Investing for the Long Run® | 18

W. P. Carey Inc.
Real Estate
Second Quarter 2023

Investing for the Long Run® | 19

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Jun. 30, 2023	Total Funded Through Jun. 30, 2023	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Chattem, Inc.	Chattanooga, TN	Expansion	Warehouse	Q3 2023	120,000	10	$5,837	$5,837	$20,715	$26,552
Unchained Labs, LLC	Pleasanton, CA	Redevelopment	Laboratory	Q3 2023	N/A	16	6,459	12,694	1,203	13,897
TWAS Holdings, LLC (2 properties) (c)	Various, United States	Purchase Commitment	Retail (Car Wash)	Q3 2023	8,614	20	—	—	8,650	8,650
Hellweg Die Profi-Baumärkte GmbH & Co. KG (2 properties) (d)	Various, Germany	Renovation	Retail	Q4 2023	N/A	14	—	—	2,282	2,282
Expected Completion Date 2023 Total					128,614	15	12,296	18,531	32,850	51,381

Terran Orbital Corporation	Irvine, CA	Redevelopment	Industrial	Q1 2024	94,195	10	970	1,744	13,356	15,100
Hexagon Composites ASA	Salisbury, NC	Expansion	Industrial	Q1 2024	113,000	15	3,137	3,137	10,663	13,800
Storage Space	Little Rock, AR	Expansion	Self-Storage (Operating)	Q2 2024	59,850	N/A	—	—	3,570	3,570
Fraikin SAS (d)	Various, France	Renovation	Industrial	Q4 2024	N/A	17	—	—	7,498	7,498
Outfront Media, LLC (6 properties)	Various, NJ	Build-to-Suit	Outdoor Advertising	Various	N/A	30	—	7,272	474	7,746
Expected Completion Date 2024 Total					267,045	15	4,107	12,153	35,561	47,714

ZF Friedrichshafen AG (e)	Washington, MI	Redevelopment	Research and Development	Q1 2025	81,200	20	713	893	45,689	46,611
Expected Completion Date 2025 Total					81,200	20	713	893	45,689	46,611

Capital Investments and Commitments Total					476,859	16	$17,116	$31,577	$114,100	$145,706
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Projects will be funded upon completion and are contingent on buildings being constructed according to our standards.
(d)Commitment amounts are based on the applicable exchange rate at period end.
(e)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.

Investing for the Long Run® | 20

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the six months ended June 30, 2023.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q23
Plaskolite, LLC (6 properties)	Various, United States	Industrial	Jan-23	$64,861	Sale-leaseback	24	931,521
Siderforgerossi Group S.P.A. (8 properties) (b)	Various, Italy (5 properties) and Spain (3 properties)	Industrial	Mar-23	79,218	Sale-leaseback	25	1,256,209
Berry Global Inc. (2 properties)	Evansville, IN and Lawrence, KS	Industrial	Mar-23	20,000	Renovation	17	N/A
1Q23 Total				164,079		24	2,187,730

2Q23
Apotex Pharmaceutical Holdings (11 properties)	Various, Canada	Industrial, Warehouse	Apr-23	467,811	Sale-leaseback	20	2,268,417
ABC Technologies Holdings Inc. (9 properties) (c)	Various, United States (4 properties), Canada (3 properties), and Mexico (2 properties)	Industrial	Apr-23	97,952	Sale-leaseback	20	1,225,951
TWAS Holdings, LLC (9 properties)	Various, United States	Retail (Car Wash)	May-23	39,713	Sale-leaseback	20	33,433
Bear Holdings, LP (4 properties)	Various, United States	Education (Medical School)	Jun-23	139,092	Sale-leaseback	25	410,332
Storage Space (d)	Little Rock, AR	Self-Storage (Operating)	Jun-23	6,166	Operating	N/A	55,850
2Q23 Total				750,734		21	3,993,983

Year-to-Date Total				914,813		22	6,181,713

		Property Type(s)	Funded During Current Quarter	Funded Year to Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Property Location(s)
Construction Loan
Southwest Corner of Las Vegas Boulevard & Harmon Avenue Retail Complex (e)	Las Vegas, NV	Retail	$9,961	$23,677	Q4 2023	$216,845	$261,887
Total				23,677

Year-to-Date Total Investment Volume				$938,490

________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)Amount includes $3.1 million for an expansion at a property leased to this tenant that we already own.
(d)We also committed to fund an additional $3.6 million for an expansion at this facility, which is expected to be completed in the second quarter of 2024.
(e)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. The interest rate is 6.0% and interest income is recognized within Earnings from equity method investments on our consolidated statements of income.

Investing for the Long Run® | 21

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the six months ended June 30, 2023.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q23
Adler Modemarkte AG (a)	Haibach, Germany	$11,151	Jan-23	Office	180,909
Vacant	Columbus, GA	8,000	Feb-23	Industrial	273,667
Vacant	Bloomington, MN	3,150	Mar-23	Office	221,800
Vacant	Chicago, IL	17,500	Mar-23	Office	178,490
Vacant	Virginia, MN	2,900	Mar-23	Office	62,973
1Q23 Total		42,701			917,839

2Q23
Vacant (a)	Doncaster, United Kingdom	945	May-23	Land	N/A
Vacant (formerly Pendragon PLC) (a)	West Bromwich, United Kingdom	3,285	May-23	Retail	23,236
Vacant (formerly Pendragon PLC) (a)	Cardiff, United Kingdom	1,266	Jun-23	Retail	14,894
2Q23 Total		5,496			38,130

Year-to-Date Total Dispositions		$48,197			955,969
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the Long Run® | 22

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Joint Ventures
Dollars in thousands. As of June 30, 2023.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) (d)
Harmon Retail Corner	Common equity interest	15.00%	$143,000	$—	$21,450	$—
Kesko Senukai (e)	Net lease	70.00%	106,606	15,833	74,624	11,083
Johnson Self Storage	Self-storage operating	90.00%	—	N/A	—	N/A
Total Unconsolidated Joint Ventures			249,606	15,833	96,074	11,083

Consolidated Joint Ventures
COOP Ost SA (e)	Net lease	90.10%	50,598	6,626	45,589	5,970
Fentonir Trading & Investments Limited (e)	Net lease	94.90%	46,181	8,346	43,825	7,921
State of Iowa Board of Regents	Net lease	90.00%	6,205	4,258	5,585	3,833
McCoy-Rockford, Inc.	Net lease	90.00%	—	932	—	839
Austin, TX Student Housing	Student housing operating	90.00%	—	N/A	—	N/A
Total Consolidated Joint Ventures			102,984	20,162	94,999	18,563
Total Unconsolidated and Consolidated Joint Ventures			$352,590	$35,995	$191,073	$29,646
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling $0.9 million and unamortized deferred financing costs totaling $0.4 million as of June 30, 2023.
(c)Excludes unamortized discount, net totaling $0.8 million and unamortized deferred financing costs totaling less than $0.1 million as of June 30, 2023.
(d)Excludes a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the Long Run® | 23

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Top Ten Tenants
Dollars in thousands. Pro rata. As of June 30, 2023.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP (a)	Net lease self-storage properties in the U.S.	78	$38,751	2.6%	0.8
State of Andalucía (b)	Government office properties in Spain	70	31,997	2.2%	11.5
Apotex Pharmaceutical Holdings Inc. (c)	Pharmaceutical R&D and advanced manufacturing properties in Canada	11	31,528	2.1%	19.8
Metro Cash & Carry Italia S.p.A. (b)	Business-to-business wholesale stores in Italy and Germany	20	29,686	2.0%	5.2
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	Do-it-yourself retail properties in Germany	35	29,680	2.0%	13.7
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	25,036	1.7%	20.8
OBI Group (b)	Do-it-yourself retail properties in Poland	26	24,348	1.7%	8.0
ABC Technologies Holdings Inc. (d)	Automotive component manufacturing properties in North America	23	24,251	1.7%	19.8
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	22,245	1.5%	20.2
Fortenova Grupa d.d. (b)	Grocery stores and warehouses in Croatia	19	21,994	1.5%	10.8
Total (e)		312	$279,516	19.0%	12.4
________
(a)As of June 30, 2023, Mercury Partners, LP (a related party of U-Haul Moving Partners Inc.) provided notice that it intends to exercise its option to repurchase the 78 properties it is leasing.
(b)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(c)ABR from these properties is denominated in U.S. dollars.
(d)Of the 23 properties leased to ABC Technologies Holdings Inc., nine are located in Canada, eight are located in the United States, and six are located in Mexico. ABR from the properties in Canada and Mexico is denominated in U.S. dollars.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 24

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Diversification by Property Type
In thousands, except percentages. Pro rata. As of June 30, 2023.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$312,960	21.3%	53,207	29.6%
Warehouse	210,091	14.3%	42,274	23.5%
Retail (b)	48,593	3.3%	2,801	1.6%
Office	151,172	10.3%	9,610	5.3%
Self Storage (net lease)	63,786	4.3%	5,810	3.2%
Other (c)	109,737	7.5%	5,081	2.8%
U.S. Total	896,339	61.0%	118,783	66.0%

International
Industrial	114,835	7.8%	14,798	8.2%
Warehouse	135,226	9.2%	20,737	11.5%
Retail (b)	199,265	13.6%	17,466	9.7%
Office	86,152	5.8%	6,461	3.6%
Self Storage (net lease)	—	—%	—	—%
Other (c)	37,933	2.6%	1,774	1.0%
International Total	573,411	39.0%	61,236	34.0%

Total
Industrial	427,795	29.1%	68,005	37.8%
Warehouse	345,317	23.5%	63,011	35.0%
Retail (b)	247,858	16.9%	20,267	11.3%
Office	237,324	16.1%	16,071	8.9%
Self Storage (net lease)	63,786	4.3%	5,810	3.2%
Other (c)	147,670	10.1%	6,855	3.8%
Total (d)	$1,469,750	100.0%	180,019	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, hotel (net lease), laboratory, specialty, research and development, fitness facility, student housing (net lease), theater, funeral home, restaurant, land, outdoor advertising and parking.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 25

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of June 30, 2023.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$296,390	20.2%	36,258	20.1%
Consumer Services	127,046	8.6%	8,511	4.7%
Beverage and Food	108,860	7.4%	15,759	8.8%
Automotive	95,549	6.5%	14,648	8.1%
Healthcare and Pharmaceuticals	88,412	6.0%	7,825	4.4%
Grocery	88,380	6.0%	8,404	4.7%
Cargo Transportation	65,929	4.5%	9,550	5.3%
Capital Equipment	56,603	3.9%	8,459	4.7%
Containers, Packaging, and Glass	49,899	3.4%	8,266	4.6%
Construction and Building	48,689	3.3%	9,233	5.1%
Business Services	48,672	3.3%	4,113	2.3%
Durable Consumer Goods	47,153	3.2%	10,299	5.7%
Sovereign and Public Finance	45,595	3.1%	3,560	2.0%
Hotel and Leisure	41,562	2.8%	2,024	1.1%
High Tech Industries	35,590	2.4%	3,486	1.9%
Chemicals, Plastics, and Rubber	35,249	2.4%	6,186	3.4%
Insurance	30,730	2.1%	1,961	1.1%
Telecommunications	26,710	1.8%	2,137	1.2%
Metals	26,096	1.8%	4,515	2.5%
Non-Durable Consumer Goods	25,614	1.7%	5,971	3.3%
Banking	15,543	1.1%	1,006	0.6%
Other (b)	65,479	4.5%	7,848	4.4%
Total (c)	$1,469,750	100.0%	180,019	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: aerospace and defense, wholesale, media: advertising, printing, and publishing, oil and gas, media: broadcasting and subscription, utilities: electric, environmental industries, consumer transportation, forest products and paper, electricity, finance and real estate. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 26

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Diversification by Geography
In thousands, except percentages. Pro rata. As of June 30, 2023.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Midwest
Illinois	$73,739	5.0%	10,582	5.9%
Minnesota	34,901	2.4%	3,406	1.9%
Ohio	33,341	2.3%	7,008	3.9%
Indiana	29,756	2.0%	5,137	2.8%
Michigan	29,166	2.0%	4,816	2.7%
Wisconsin	18,853	1.3%	3,276	1.8%
Other (b)	44,413	3.0%	6,237	3.5%
Total Midwest	264,169	18.0%	40,462	22.5%
South
Texas	116,359	7.9%	12,609	7.0%
Florida	53,160	3.6%	4,380	2.4%
Georgia	28,404	1.9%	4,454	2.5%
Tennessee	26,871	1.8%	4,296	2.4%
Alabama	21,195	1.5%	3,346	1.9%
Other (b)	15,827	1.1%	2,402	1.3%
Total South	261,816	17.8%	31,487	17.5%
East
North Carolina	39,544	2.7%	8,404	4.7%
Pennsylvania	33,270	2.2%	3,574	2.0%
New York	20,194	1.4%	2,256	1.2%
South Carolina	18,675	1.3%	4,949	2.7%
Massachusetts	18,357	1.2%	1,387	0.8%
Kentucky	17,380	1.2%	2,980	1.7%
Virginia	15,986	1.1%	1,854	1.0%
Other (b)	38,358	2.6%	4,662	2.6%
Total East	201,764	13.7%	30,066	16.7%
West
California	63,404	4.3%	6,100	3.4%
Arizona	30,692	2.1%	3,437	1.9%
Utah	15,144	1.0%	2,085	1.1%
Other (b)	59,350	4.1%	5,146	2.9%
Total West	168,590	11.5%	16,768	9.3%
U.S. Total	896,339	61.0%	118,783	66.0%
International
Germany	74,207	5.1%	6,839	3.8%
Spain	72,367	4.9%	5,631	3.1%
The Netherlands	60,440	4.1%	7,054	3.9%
Poland	59,408	4.0%	8,635	4.8%
United Kingdom	54,633	3.7%	4,742	2.6%
Canada (c)	50,761	3.5%	5,087	2.8%
Italy	32,694	2.2%	3,354	1.9%
Denmark	25,022	1.7%	3,039	1.7%
Croatia	22,810	1.6%	2,063	1.2%
France	21,143	1.4%	1,679	0.9%
Norway	15,118	1.0%	753	0.4%
Other (d)	84,808	5.8%	12,360	6.9%
International Total	573,411	39.0%	61,236	34.0%
Total (e)	$1,469,750	100.0%	180,019	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within Midwest include assets in Iowa, Missouri, Kansas, Nebraska, South Dakota and North Dakota. Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within East include assets in New Jersey, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Colorado, Oregon, Nevada, Washington, Hawaii, Idaho, Montana, New Mexico and Wyoming.
(c)$46.8 million (92%) of ABR from properties in Canada is denominated in U.S. dollars, with the balance denominated in Canadian dollars.
(d)Includes assets in Lithuania, Mexico, Finland, Belgium, Hungary, Mauritius, Slovakia, Portugal, the Czech Republic, Austria, Sweden, Latvia, Japan and Estonia.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 27

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of June 30, 2023.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$541,068	36.8%	55,222	30.7%
Capped CPI	245,307	16.7%	34,031	18.9%
CPI-linked	786,375	53.5%	89,253	49.6%
Fixed	634,531	43.2%	85,964	47.7%
Other (a)	35,199	2.4%	2,337	1.3%
None	13,645	0.9%	636	0.4%
Vacant	—	—%	1,829	1.0%
Total (b)	$1,469,750	100.0%	180,019	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 28

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Same-Store Analysis
Dollars in thousands. Pro rata.

Contractual Same-Store Growth

Same-store portfolio includes leases that were continuously in place during the period from June 30, 2022 to June 30, 2023. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. Excludes leases for properties acquired in the CPA:18 Merger on August 1, 2022. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2023.

	ABR
	As of
	Jun. 30, 2023	Jun. 30, 2022	Increase	% Increase
Property Type
Industrial	$314,008	$302,040	$11,968	4.0%
Warehouse	318,164	306,224	11,940	3.9%
Retail (a)	230,778	216,685	14,093	6.5%
Office	198,404	191,954	6,450	3.4%
Self Storage (net lease)	63,786	61,708	2,078	3.4%
Other (b)	104,493	100,659	3,834	3.8%
Total	$1,229,633	$1,179,270	$50,363	4.3%

Rent Adjustment Measure
Uncapped CPI	$475,525	$442,544	$32,981	7.5%
Capped CPI	233,320	226,762	6,558	2.9%
CPI-linked	708,845	669,306	39,539	5.9%
Fixed	471,955	463,210	8,745	1.9%
Other (c)	35,199	33,120	2,079	6.3%
None	13,634	13,634	—	—%
Total	$1,229,633	$1,179,270	$50,363	4.3%

Geography
U.S.	$755,121	$734,415	$20,706	2.8%
Europe	446,429	417,693	28,736	6.9%
Other International (d)	28,083	27,162	921	3.4%
Total	$1,229,633	$1,179,270	$50,363	4.3%

Same-Store Portfolio Summary
Number of properties	1,230
Square footage (in thousands)	147,565

Investing for the Long Run® | 29

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Comprehensive Same-Store Growth

Same-store portfolio includes leased properties that were continuously owned and in place during the quarter ended June 30, 2022 through June 30, 2023 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. Excludes properties acquired in the CPA:18 Merger on August 1, 2022. For purposes of comparability, same-store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended June 30, 2023. Same-store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same-store pro rata rental income and for details on how it is calculated.

	Same-Store Pro Rata Rental Income
	Three Months Ended
	Jun. 30, 2023	Jun. 30, 2022	Increase	% Increase
Property Type
Industrial	$78,941	$75,387	$3,554	4.7%
Warehouse	58,006	54,626	3,380	6.2%
Retail (a)	52,730	51,456	1,274	2.5%
Office	74,656	72,533	2,123	2.9%
Self Storage (net lease)	15,899	15,401	498	3.2%
Other (b)	28,737	27,863	874	3.1%
Total	$308,969	$297,266	$11,703	3.9%

Rent Adjustment Measure
Uncapped CPI	$124,032	$116,336	$7,696	6.6%
Capped CPI	56,364	56,061	303	0.5%
CPI-linked	180,396	172,397	7,999	4.6%
Fixed	116,739	113,587	3,152	2.8%
Other (c)	8,634	8,157	477	5.8%
None	3,200	3,125	75	2.4%
Total	$308,969	$297,266	$11,703	3.9%

Geography
U.S.	$189,965	$184,255	$5,710	3.1%
Europe	112,844	107,056	5,788	5.4%
Other International (d)	6,160	5,955	205	3.4%
Total	$308,969	$297,266	$11,703	3.9%

Same-Store Portfolio Summary
Number of properties	1,281
Square footage (in thousands)	148,044

Investing for the Long Run® | 30

W. P. Carey Inc.
Real Estate – Second Quarter 2023

The following table presents a reconciliation from lease revenues to same-store pro rata rental income:

	Three Months Ended
	Jun. 30, 2023	Jun. 30, 2022
Consolidated Lease Revenues
Total lease revenues – as reported	$369,124	$314,354
Income from finance leases and loans receivable	27,311	17,778
Less: Reimbursable tenant costs – as reported	(20,523)	(16,704)
Less: Income from secured loans receivable	(1,188)	(1,175)
	374,724	314,253

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	4,146	5,374
Less: Pro rata share of adjustments for noncontrolling interests	(322)	(22)
	3,824	5,352

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(19,086)	(14,492)
Add: Above- and below-market rent intangible lease amortization	8,824	10,548
Less: Adjustments for pro rata ownership	(1,763)	27
	(12,025)	(3,917)

Adjustment to normalize for (i) properties not continuously owned since April 1, 2022 and (ii) constant currency presentation for prior year quarter (e)	(57,554)	(18,422)

Same-Store Pro Rata Rental Income	$308,969	$297,266
________
(a)Includes automotive dealerships.
(b)Includes ABR or same-store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), laboratory, specialty, fitness facility, research and development, student housing (net lease), theater, funeral home, restaurant, land, parking and outdoor advertising.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended June 30, 2022 through June 30, 2023. In addition, for the three months ended June 30, 2022, an adjustment is made to reflect average exchange rates for the three months ended June 30, 2023 for purposes of comparability, since same-store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Second Quarter 2023

Leasing Activity
For the three months ended June 30, 2023, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Industrial	2,705,570	6	$19,466	$19,416	99.7%	$1,250	$1,500	6.4 years
Warehouse	74,486	2	493	493	100.0%	100	22	4.5 years
Retail	—	—	—	—	—%	—	—	N/A
Office	16,752	1	97	97	100.0%	—	—	6.4 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	259,584	3	2,524	2,495	98.9%	—	—	1.4 years
Total / Weighted Average (c)	3,056,392	12	$22,580	$22,501	99.6%	$1,350	$1,522	5.8 years

Q2 Summary
Prior Lease ABR (% of Total Portfolio)			1.5%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (b)			New Lease Term
Industrial	—	—	$—	$—	$—	N/A
Warehouse	—	—	—	—	—	N/A
Retail	21,477	1	209	617	165	15.0 years
Office	—	—	—	—	—	N/A
Self Storage (net lease)	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (d)	21,477	1	$209	$617	$165	15.0 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Weighted average refers to the incremental lease term.
(d)Weighted average refers to the new lease term.

Investing for the Long Run® | 32

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of June 30, 2023.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2023	23	19	$20,650	1.4%	3,232	1.8%
2024 (b)	40	34	89,035	6.1%	10,933	6.1%
2025	53	32	64,002	4.4%	7,076	3.9%
2026	46	37	67,475	4.6%	9,088	5.0%
2027	57	34	83,863	5.7%	8,868	4.9%
2028	47	29	70,175	4.8%	5,224	2.9%
2029	58	30	73,378	5.0%	8,575	4.8%
2030	34	30	75,751	5.2%	6,165	3.4%
2031	37	21	72,284	4.9%	8,749	4.9%
2032	41	22	45,915	3.1%	6,200	3.4%
2033	30	23	82,225	5.6%	11,196	6.2%
2034	50	19	93,321	6.3%	9,023	5.0%
2035	14	14	29,734	2.0%	4,957	2.8%
2036	47	19	72,504	4.9%	11,260	6.3%
Thereafter (>2036)	278	117	529,438	36.0%	67,644	37.6%
Vacant	—	—	—	—%	1,829	1.0%
Total (c)	855		$1,469,750	100.0%	180,019	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)Includes ABR of $38.8 million from Mercury Partners, LP (a related party of U-Haul Moving Partners, Inc.) that as of June 30, 2023 provided notice of its intention to exercise its option to repurchase the 78 properties it is leasing.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 33

W. P. Carey Inc.
Real Estate – Second Quarter 2023

Self Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of June 30, 2023.

State / District	Number of Properties	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Florida	22	15,961	1,851	29.5%	92.0%
Texas	12	6,886	843	13.4%	91.8%
California	10	6,581	859	13.7%	93.2%
Illinois	10	4,797	665	10.6%	90.0%
South Carolina	6	3,713	412	6.6%	95.4%
Georgia	5	2,052	250	4.0%	89.2%
North Carolina	4	2,829	322	5.1%	94.4%
Nevada	3	2,423	243	3.9%	90.6%
Delaware	3	1,678	241	3.8%	94.1%
Hawaii	2	954	95	1.5%	90.9%
Washington, DC	1	880	67	1.1%	96.4%
New York	1	792	61	1.0%	88.3%
Kentucky	1	764	121	1.9%	94.7%
Arkansas	1	588	56	0.9%	94.9%
Louisiana	1	541	59	0.9%	74.7%
Massachusetts	1	482	58	0.9%	91.2%
Oregon	1	442	40	0.6%	97.4%
Missouri	1	330	41	0.6%	66.6%
Total (a)	85	52,693	6,284	100.0%	91.9%
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 34

W. P. Carey Inc.
Appendix
Second Quarter 2023

Investing for the Long Run® | 35

W. P. Carey Inc.
Appendix – Second Quarter 2023

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Jun. 30, 2023
Consolidated Lease Revenues
Total lease revenues – as reported	$369,124
Income from finance leases and loans receivable	27,311
Less: Income from secured loans receivable	(1,188)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	20,523
Non-reimbursable property expenses – as reported	5,371
369,353

Plus: NOI from Operating Properties
Self-storage revenues	23,292
Self-storage expenses	(7,939)
15,353

Hotel revenues	24,694
Hotel expenses	(17,352)
7,342

Student housing and other revenues	2,690
Student housing and other expenses	(1,628)
1,062

393,110

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments (a)	3,864
Less: Pro rata share of NOI attributable to noncontrolling interests (b)	(426)
3,438

396,548

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(19,086)
Add: Above- and below-market rent intangible lease amortization	8,824
Add: Other non-cash items	460
(9,802)

Pro Rata Cash NOI (c)	386,746

Adjustment to normalize for intra-period acquisition volume and dispositions (d)	2,915

Normalized Pro Rata Cash NOI (c)	$389,661

Investing for the Long Run® | 36

W. P. Carey Inc.
Appendix – Second Quarter 2023

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Jun. 30, 2023
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$144,686
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	231,563
Less: Property expenses, excluding reimbursable tenant costs – as reported	(5,371)
Less: Operating property expenses – as reported	(26,919)
199,273

Adjustments for Other Consolidated Revenues and Expenses:
Less: Other lease-related income – as reported	(5,040)
Less: Reimbursable property expenses – as reported	(20,523)
Add: Other income and (expenses)	65,706
Add: Provision for income taxes	10,236
50,379

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(19,086)
Add: Above- and below-market rent intangible lease amortization	8,824
Add: Adjustments for pro rata ownership	3,424
Less: Income from secured loans receivable	(1,188)
Adjustment to normalize for intra-period acquisition volume and dispositions (d)	2,915
Add: Property expenses, excluding reimbursable tenant costs, non-cash	434
(4,677)

Normalized Pro Rata Cash NOI (c)	$389,661
________
(a)Includes $1.6 million from equity method investments in self-storage operating properties.
(b)Includes $0.1 million from noncontrolling interests attributable to student housing operating properties.
(c)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(d)For properties acquired and capital investments and commitments completed during the three months ended June 30, 2023, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended June 30, 2023, the adjustment eliminates our pro rata share of cash NOI for the period.

Investing for the Long Run® | 37

W. P. Carey Inc.
Appendix – Second Quarter 2023

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Net income	$144,580	$294,441	$209,503	$104,268	$127,718

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	143,548	156,409	140,749	132,181	115,080
Interest expense	75,488	67,196	67,668	59,022	46,417
Straight-line and other leasing and financing adjustments (b)	(19,086)	(15,050)	(14,766)	(14,326)	(14,492)
Provision for income taxes	10,129	15,119	6,126	8,263	6,252
Stock-based compensation expense	8,995	7,766	9,739	5,511	9,758
Above- and below-market rent intangible lease amortization	8,824	10,861	8,652	11,186	10,548
(Gain) loss on sale of real estate, net (c)	(1,808)	(177,749)	(5,845)	4,736	(31,119)
Merger and other expenses	1,419	24	2,058	17,667	1,984
Other (gains) and losses (d)	1,366	(8,100)	(97,059)	15,020	21,746
Other amortization and non-cash charges	411	404	399	349	353
Impairment charges — real estate	—	—	12,734	—	6,206
Gain on change in control of interests (e)	—	—	—	(33,931)	—
Impairment charges — Investment Management goodwill (f)	—	—	—	29,334	—
	229,286	56,880	130,455	235,012	172,733

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	3,013	2,050	2,076	2,124	4,329
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(347)	(443)	(511)	(308)	(23)
	2,666	1,607	1,565	1,816	4,306
Equity Method Investments in the Managed Programs: (g)
Less: Income from equity method investments in the Managed Programs	—	—	—	(1,512)	(59)
Add: Distributions received from equity method investments in the Managed Programs	—	—	—	535	535
	—	—	—	(977)	476
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (h)	—	—	—	7,456	—
Adjusted EBITDA (i)	$376,532	$352,928	$341,523	$347,575	$305,233
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(c)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a related party of a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(d)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Amount for the three months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(f)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(g)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(h)The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. The adjustment is reduced for advisory fees received from CPA:18 – Global during the three months ended September 30, 2022.
(i)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 38

W. P. Carey Inc.
Appendix – Second Quarter 2023

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Net income from Real Estate	$144,646	$293,292	$210,107	$110,715	$123,268

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	143,548	156,409	140,749	132,181	115,080
Interest expense	75,488	67,196	67,668	59,022	46,417
Straight-line and other leasing and financing adjustments (b)	(19,086)	(15,050)	(14,766)	(14,326)	(14,492)
Provision for income taxes	10,236	15,402	4,908	3,631	5,955
Stock-based compensation expense	8,995	7,766	9,739	5,511	9,758
Above- and below-market rent intangible lease amortization	8,824	10,861	8,652	11,186	10,548
(Gain) loss on sale of real estate, net (c)	(1,808)	(177,749)	(5,845)	4,736	(31,119)
Merger and other expenses	1,419	24	2,058	17,667	1,984
Other (gains) and losses (d)	890	(7,586)	(96,846)	13,960	20,155
Other amortization and non-cash charges	411	404	399	349	353
Impairment charges — real estate	—	—	12,734	—	6,206
Gain on change in control of interests (e)	—	—	—	(11,405)	—
	228,917	57,677	129,450	222,512	170,845

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	3,013	2,050	2,076	2,124	4,329
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(347)	(443)	(511)	(308)	(23)
	2,666	1,607	1,565	1,816	4,306
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (f)	—	—	—	11,892	—
Adjusted EBITDA – Real Estate (g)	$376,229	$352,576	$341,122	$346,935	$298,419
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(c)Amount for the three months ended March 31, 2023 includes a gain on sale of real estate of $176.2 million recognized upon a related party of a tenant’s notice of its intention to repurchase a portfolio of 78 net-lease self-storage properties and the reclassification of the investment to net investments in sales-type leases.
(d)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Amount for the three months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(f)The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.
(g)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 39

W. P. Carey Inc.
Appendix – Second Quarter 2023

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Net (loss) income from Investment Management	$(66)	$1,149	$(604)	$(6,447)	$4,450

Adjustments to Derive Adjusted EBITDA (a)
Other (gains) and losses (b)	476	(514)	(213)	1,060	1,591
(Benefit from) provision for income taxes	(107)	(283)	1,218	4,632	297
Impairment charges — Investment Management goodwill (c)	—	—	—	29,334	—
Gain on change in control of interests (d)	—	—	—	(22,526)	—
	369	(797)	1,005	12,500	1,888

Adjustments for Pro Rata Ownership
Equity Method Investments in the Managed Programs: (e)
Less: Income from equity method investments in the Managed Programs	—	—	—	(1,512)	(59)
Add: Distributions received from equity method investments in the Managed Programs	—	—	—	535	535
	—	—	—	(977)	476
Add: Intra-period normalization of CPA:18 Merger (closed August 1, 2022) (f)	—	—	—	(4,436)	—
Adjusted EBITDA – Investment Management (g)	$303	$352	$401	$640	$6,814
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses from foreign currency exchange rate movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Amount for the three months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(e)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(f)The adjustment reduces Adjusted EBITDA for advisory fees received from CPA:18 – Global during the three months ended September 30, 2022.
(g)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the Long Run® | 40

W. P. Carey Inc.
Appendix – Second Quarter 2023

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same-Store Pro Rata Rental Income
Same-store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same-store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same-store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same-store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same-store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same-store rental income and/or same-store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Second Quarter 2023

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of June 30, 2023 is equal to $249.2 million, comprised of interest expense calculated in accordance with GAAP ($269.4 million), plus capitalized interest ($0.4 million) and other non-cash amortization expense ($0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($21.8 million), adjusted for pro rata ownership ($1.4 million).
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of June 30, 2023. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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